Exhibit 10.4

DATED    21 SEPTEMBER 2005

Lease relating to

UNIT 6A AND 6B AT SHEFFIELD 3SA BUSINESS PARK CHURCHILL WAY SHEFFIELD

BETWEEN

A J BELL (pp) TRUSTEES LIMITED, RAYMOND LOW, MARTIN PETER MILNER AND CAROLYN JOY MACMILLAN

and

TRANSACTION NETWORK SERVICES (UK) LIMITED

TAYLOR & EMMET

28.	Alterations	20
29.	Signs	20
30.	Returning the Property to the Landlord	20
31.	Use	21
32.	Management of the Estate	21
33.	Compliance with laws	21
34.	Encroachments, obstructions and acquisition of rights	22
35.	Remedy breaches	23
36.	Indemnity	23
37.	Landlord’s covenant for quiet enjoyment	23
38.	Guarantee and indemnity	23
39.	Condition for re-entry	23
40.	Liability	24
41.	Entire agreement and exclusion of representations	25
42.	Notices, consents and approvals	25
43.	Governing law and jurisdiction	26
44.	Landlord and Tenant (Covenants) Act 1995	26
45.	Contracts and Warranties	26
46.	LIABILITY UNDER SIPPS	26

SCHEDULES

SCHEDULE 1 GUARANTEE AND INDEMNITY		27
1.	Guarantee and indemnity	27
2.	Guarantor’s liability	27
3.	Variations and supplemental documents	28
4.	Guarantor to take a new lease or make payment.	28
5.	Rent at the date of forfeiture or disclaimer	29
6.	Payments in gross and restrictions on the Guarantor.	29
7.	Other securities	30

SCHEDULE 2 PARTICULARS OF SIPPS		31

This Counterpart lease is dated the 21st day of September 2005

BETWEEN:

PARTIES

1. Landlord:                              RAYMOND LOW of Huthwaite Bank Farm Old Mill Lane Thurgoland Sheffield S35 7ET A J BELL (PP) TRUSTEES LIMITED (company number 3257389) whose registered office is at Trafford House Chester Road Manchester M32 ORS MARTIN PETER MILNER and CAROLYN JOY MACMILLAN both of Tara IB Brincliffe Edge Close Sheffield S11 9DG

2. Tenant:                                         TRANSACTION NETWORK SERVICES (UK) LIMITED (company number 02952557) of Sheffield Business Park Europa Link Sheffield S9 IXU

AGREED TERMS

1.                                       INTERPRETATION

1.1                                 The definitions and rules of interpretation set out in this clause apply to this lease.

Access Road means the roadway shown coloured brown Plan 1

Annual Rent: rent at an initial rate of £105,400.00 per annum and then as revised pursuant to this Lease and any interim rent determined under the Landlord and Tenant Act 1954

Common Parts: the roads, paths, loading and bin areas, Service Media and other parts of the Estate other than the Property and the Lettable Units.

Contractual Term: a term of years beginning on, and including the date of this lease and ending on, and including the 20th day of September 2017

Deed of Covenant: a deed of covenant dated the 21st day of September 2005 and made between Axis 1 Limited (1) Landlord (2)

Default Interest Rate: three percentage points above the Interest Rate.

Estate: Sheffield 35A Business Park Churchill Way Sheffield which is for identification shown edged in blue on the Plan

Insurance Rent: the aggregate in each year of the:

(a)           gross cost of the premium for the insurance of:

(i)                                     the Property, other than any plate glass, for its full reinstatement cost (taking inflation of building costs into account) against loss or damage by or in consequence of the Insured Risks, including costs of demolition, site clearance, site protection and shoring-up, professionals’ and statutory fees and incidental expenses, the cost of any work which may be required under any law and V A T in respect of all those costs, fees and expenses, and

(ii)           loss of Annual Rent from the Property for two years,

(b)           any insurance premium tax payable on the above.

Insured Risks: means fire, explosion, lightning, earthquake, storm, flood, bursting and overflowing of water tanks, apparatus or pipes, impact by aircraft and articles dropped from them, impact by vehicles, riot, civil commotion, and any other risks against which the Landlord decides to insure against from time to time.

Interest Rate: interest at the base lending rate from time to time of National Westminster Bank PLC, or if that base lending rate stops being used or published then at a comparable commercial rate reasonably determined by the Landlord .

Lettable Unit: a building and its curtilege on the Estate, other than the Property, that is capable of being let and occupied on terms similar to those of this lease.

Landlords Works: the works to the Property to be carried out by and at the cost of the Landlord pursuant to clause 47

Permitted Use: Offices within Use Class B1 of the Town and Country Planning (Use Classes) Order 1987

Plan the plan attached to this lease

Property: units 6A and 6B Sheffield 35A Business Park Churchill Way Property comprised in the Transfer shown edged in red on Plan 1

Rent Commencement Date: 21st day of June 2006

Rent Payment Dates: 21st day of June 2006 and the same day of each month thereafter throughout the term

Review Date: 21st day of September 2011

Service Charge: the Service Costs charged to the Landlord in accordance with the provisions of the Transfer.

Services: the services supplied by Axis 1 Limited or its successors in title relating to the Estate in accordance with the terms of the Deed of Covenant

SIPPS: the self invested pension schemes of which the Landlords are the respective trustees the particulars of which are set out in the Second Schedule

Third Party Rights: all rights, covenants and restrictions affecting the Estate including the matters referred to at the date of this lease in the Transfer

Transfer means a Transfer bearing even date herewith and made between Axis 1 Limited (1) the Landlord (2) being a transfer of the freehold interest of the Property

VAT: value added tax chargeable under the Value Added Tax Act 1994 or any similar replacement or additional tax.

1.2                                 A reference to this lease, except a reference to the date of this lease or to the grant of this lease, is a reference to this deed and any deed, licence, consent, approval or other instrument supplemental to it.

1.3                                 A reference to the Landlord includes a reference to the person entitled to the immediate reversion to this lease. A reference to the Tenant includes a reference to its successors in title and assigns. A reference to any guarantor of the tenant covenants of this lease including a guarantor who has entered into an authorised guarantee agreement.

1.4                                 In relation to any payment, a reference to a fair proportion is to a fair proportion of the total amount payable, determined conclusively (except as to questions of law) by the Landlord.

1.5                                 The expressions landlord covenant and tenant covenant each has the meaning given to it by the Landlord and Tenant (Covenants) Act 1995.

1.6                                 Unless the context otherwise requires, references to the Common Parts, the Estate, a Lettable Unit and the Property are to the whole and any part of them or it.

1.7                                 The expression neighbouring property does not include the Estate.

1.8                                 A reference to the term is to the Contractual Term and any agreed or statutory continuation of this lease

1.9           A reference to the end of the term is to the end of the term however it ends.

1.10                           References to the perpetuity period are to the period of 80 years from the commencement of the term and that period is the perpetuity period for the purposes of section 1 of the Perpetuities and Accumulations Act 1964.

1.11                           References to the consent of the Landlord are to the consent of the Landlord given in accordance with clause 42.4 and references to the approval of the Landlord are to the approval of the Landlord given in accordance with clause42.5 .

1.12                           A working day is any day which is not a Saturday, a Sunday, a bank holiday or a public holiday in England.

1.13                           Unless otherwise specified, a reference to a particular law is a reference to it as it is in force for the time being, taking account of any amendment, extension, application or re-enactment· and includes any subordinate laws for the time being in force made under it and all orders, notices; codes of practice and guidance made under it.

1.14                           A reference to laws in general is to all local, national and directly applicable supra-national laws in force for the time being, taking account of any amendment, extension, application or re-enactment and includes any subordinate laws for the time being in force made under them and all orders, notices, codes of practice and guidance made under them.

1.15                       Any obligation in this lease on the Tenant not to do something includes an obligation not to agree to or suffer that thing to be done.

1.16                       Unless the context otherwise requires, where the words include(s) or including are used in this lease, they are deemed to have the words ‘without limitation’ following them.

1.17                       A person includes a corporate or unincorporated body.

1.18                       References to writing or written do not include email.

1.19                       Except where a contrary intention appears, a reference to a clause or Schedule, is a reference to a clause of, or Schedule to, this lease and a reference in a Schedule to a paragraph is to a paragraph of that Schedule.

1.20                       Clause, Schedule and paragraph headings do not affect the interpretation of this lease.

2.             GRANT

2.1                                 The Landlord lets with limited title guarantee the Property to the Tenant for the Contractual Term.

2.2                                 The grant is made together with the ancillary rights set out in clause 3 excepting and reserving to the Landlord the rights set out in clause 4 and subject to the Third Party Rights.

2.3           The grant is made with the Tenant paying the following as rent to the Landlord:

(a)           the Annual Rent and all VAT in respect of it,

(b)           the Service Charge and all V AT in respect of it,

(c)           the Insurance Rent, and

(d)           all interest payable under this lease, and

(e)           all other sums due under this lease.

3.             ANCILLARY RIGHTS

3.1                                 The Landlord grants the Tenant the rights granted to the Landlord relating to the Property contained in the Transfer (the Rights)

3.2                                 The Rights are granted in common with the Landlord and any other person authorised by the Landlord.

3.3                                 The Rights are granted subject to the Third Party Rights insofar as the Third Party Rights affect the Common Parts and the Tenant shall. not knowingly do anything that may interfere with any Third Party Right.

3.4                                 The Tenant shall exercise the Rights only in connection with its use of the Property for the Permitted Use.

3.5                                 The Tenant shall comply with all laws relating to its use of the Common Parts pursuant to the Rights.

3.6                                 Except as mentioned in this clause 3, neither the grant of this lease nor anything in it confers any right over the Common Parts or any Lettable Unit or any neighbouring property nor is to be taken to show that the Tenant may have any right over the Common Parts or any Lettable Unit or any neighbouring property, and section 62 of the Law of Property Act 1925 does not apply to this lease.

4.             RIGHTS EXCEPTED AND RESERVED

4.1                                 The following rights are excepted and reserved from this lease to the Landlord (the Reservations):

(a)           the rights excepted and reserved in the Transfer

(b)           the right to enter the Property to :-

(i)                                     to repair, maintain, install, construct, re-route or replace any Service Media or structure relevant to any of the other Reservations, or

(ii)           in connection with its obligations to provide any of the Services, or

(iii)          for any other purpose mentioned in this lease, or

(iv)                              for any other purpose connected with this lease or with the Landlord’s interest in the Property, the Estate or any neighbouring property.

4.2                             The Reservations may be exercised by the Landlord and by anyone else who is or becomes entitled to exercise them and by anyone authorised by the Landlord.

4.3                             The Reservations may be exercised notwithstanding that any works carried out in connection with the exercise of those rights result in a reduction in the flow of light or air to the Property or the Common Parts or loss of amenity for the Property or the Common Parts but not so that the ability of the Tenant or other authorised occupier of the Property to use the Property for the Permitted Use is materially adversely affected

4.4                             The Tenant shall allow all those entitled to exercise any right to enter the Property, to do so with their workers, contractors, agents and professional advisors, and to enter the Property at any reasonable time and whenever possible outside usual business hours) and, except in the case of an emergency, after having given reasonable notice (which need not be in writing) to the Tenant.

4.5                             No one exercising any of the Reservations, nor its workers, contractors, agents and professional advisors, will be liable to the Tenant or to any undertenant or other occupier of or person at the Property for any loss, damage, injury, nuisance or inconvenience arising by reason of its exercising any of the Reservations except for:

(a)                                  physical damage to the Property, (which the Landlord will forthwith make good to the reasonable satisfaction of the Tenant) or

(b)                                 any loss, damage, injury, nuisance or inconvenience in relation to which the law prevents the Landlord excluding liability.

5.                                   THIRD PARTY RIGHTS

5.1                             The Tenant shall comply with all obligations on the Landlord relating to the Third Party Rights insofar as those obligations relate to the Property and shall not knowingly do anything (even if otherwise permitted by this lease) that may interfere with any Third Party Right.

5.2                             The Tenant shall allow the Landlord and any other person authorised by the terms of the Third Party Right to enter the Property in accordance with its terms.

6.                                   THE ANNUAL RENT

6.1                             The Tenant shall pay the Annual Rent and any VAT in respect of it by four equal instalments in advance on or before the Rent Payment Dates. The payments must be made by any method (other than bankers standing order in respect of Transaction Network Services (UK) Limited that the Landlord requires at any time by giving notice to the Tenant.

6.2                             The first instalment of the Annual Rent and any VAT in respect of it shall be made on the Rent Commencement Date for the period from and including the Rent Commencement Date up to and including the day before the next Rent Payment Date

7.             REVIEW OF THE ANNUAL RENT

7.1                                 In this clause the President is the President for the time being of the Royal Institution of Chartered Surveyors or a person acting on his behalf, and the Surveyor is the independent valuer appointed pursuant to clause 7.8.

7.2                                 The amount of Annual Rent will be reviewed on each Review Date to the greater of:

(a)                                  the Annual Rent payable immediately before the relevant Review Date (or which would then be payable but for any abatement or suspension of the Annual Rent or restriction on the right to collect it), and

(b)           the open market rent agreed or determined pursuant to this clause.

7.3                                 The open market rent may be agreed between the Landlord and the Tenant at any time before it is determined by the Surveyor.

7.4                                 If the open market rent is determined by the Surveyor, it will be the amount that the Surveyor determines is the annual rent (exclusive of any V AT) at which the Property could reasonably be expected to be let:

(a)           in the open market,

(b)           at the relevant Review Date,

(c)           on the assumptions listed in clause 7.5, and

(d)           disregarding the matters listed in clause 7.6.

7.5           The assumptions are:

(a)           the Property is available to let in the open market:

(i)            by a willing lessor to a willing lessee (which may be the Tenant),

(ii)           as a whole,

(iii)          with vacant possession,

(iv)          without a fine or a premium,

(v)                                 for a term equal to the unexpired residue of the Contractual Term at the relevant Review Date or a term of 9 years commencing on the relevant Review Date, if longer, and

(vi)                              otherwise on the terms of this lease other than as to the amount of the Annual Rent but including the provisions for review of the Annual Rent

(b)                                 the willing lessee has had the benefit of any rent-free or other concession or contribution which would be offered in the open market at the relevant Review Date to reflect the need to fit out the Property;

(c)                                  the Property may lawfully be used, and is in a physical state to enable it to be lawfully used, by the willing lessee (or any potential undertenant or assignee of the willing lessee) for any purpose permitted by this lease;

(d)                                 the Landlord and the Tenant have fully complied with their obligations in this lease;

(e)                                  if the Property, or any means of access to it or any Service Media serving the Property, has been destroyed or damaged, it has been fully restored;

(f)                                    no work has been carried out on the Property by the Tenant or its sub-tenants (other than pursuant to a statutory obligation or an obligation under this Lease or on the Estate which has diminished the rental value of the Property;

(g)                                 any fixtures, fittings, machinery or equipment; supplied to the Property by the Landlord that have been removed by or at the request of the Tenant, or any undertenant or their respective predecessors in title (otherwise than to comply with any law) remain at the Property;

(h)                                 the Tenant has fully complied with its obligations in this Lease save where there is wilful or persistent breach by the Landlord

(i)                                     the willing lessee and its potential assignees and undertenants will not be disadvantaged by any actual or potential election to waive exemption from V A T in relation to the Property.

7.6           The matters to be disregarded are:

(a)                                  any effect on rent of the fact that the Tenant or any authorised undertenant has been in occupation of the Property;

(b)                                 any goodwill attached to the Property by reason of any business carried out there by the Tenant or by any authorised undertenant or by any of their predecessors in business;

(c)                                  any effect on rent attributable to any physical improvement to the Property carried out before or after the date of this lease, by or at the expense of the Tenant or any authorised undertenant with all necessary consents, approvals and authorisations and not pursuant to an obligation to the Landlord (other than an obligation to comply with any law and for the purposes of this sub-clause any obligation in any licence for the carrying out of permitted works will not be an obligation to the Landlord

(d)                                 any effect on rent of any obligation on the Tenant to fit out the Property or to reinstate the Property to the condition or design it was in before any alterations or improvements were carried out; and

(e)           any statutory restriction on rents or the right to recover them.

7.7                                 If the revised Annual Rent is agreed between the Landlord and the Tenant, it may be a stepped rent.

7.8                                 The Landlord and the Tenant may appoint an independent valuer at any time before either of them applies to the President for an independent valuer to be appointed. The Landlord or the Tenant may apply to the President for an independent valuer to be appointed at any time after the date which is three months before the relevant Review Date. The independent valuer must be an associate or fellow of the Royal Institution of Chartered Surveyors.

7.9           The Surveyor shall act as an expert and not as an arbitrator.

7.10                           The Surveyor shall give the Landlord and the Tenant an opportunity to make written representations to the Surveyor and to make written counter-representations commenting on the representations of the other party to the Surveyor.

7.11                           If the Surveyor dies, delays or becomes unwilling or incapable of acting, then either the Landlord or the Tenant may apply to the President to discharge the Surveyor and clause 7.8 will then apply in relation to the appointment of a replacement.

7.12                           The fees and expenses of the Surveyor and the cost of the Surveyor’s appointment and any counsel’s fees incurred by the Surveyor will be payable by the Landlord and the Tenant in the proportions that the Surveyor directs (or if the Surveyor makes no direction, then equally). If the Tenant does not pay its part of the Surveyor’s fees and expenses within twenty one days after demand by the Surveyor, the Landlord may pay that part and the amount it pays will be a debt of the Tenant due and payable on demand to the Landlord. The Landlord and the Tenant shall otherwise each bear their own costs in connection with the rent review.

7.13                           If the revised Annual Rent has not been agreed by the Landlord and the Tenant or determined by the Surveyor on or before the relevant Review Date, the Annual Rent payable from that Review Date will continue at the rate payable immediately before that Review Date. No later than fourteen days after the revised Annual Rent is agreed or the Surveyor’s determination is notified to the Landlord and the Tenant, the Tenant will pay:

(a)                                  the shortfall (if any) between the amount that it has paid for the period from the Review Date until the Rent Payment Date following the date of agreement or notification of the revised Annual Rent and the amount that would have been payable had the revised Annual Rent been agreed or determined on or before that Review Date; and

(b)                                 interest at the Interest Rate on that shortfall calculated on a daily basis by reference to the Rent Payment Dates on which parts of the shortfall would have been payable if the revised Annual Rent had been agreed or determined on or before that Review Date and the date payment is received by the Landlord.

7.14         Time will not be of the essence for the purposes of this clause.

7.15                           As soon as practicable after the amount of the revised Annual Rent has been agreed or determined, a memorandum recording the amount shall be signed by or on behalf of the Landlord and the Tenant and endorsed on or attached to this lease and its counterpart. The Landlord and the Tenant will each bear their own costs in connection with the memorandum.

8.             SERVICE CHARGE

The Tenant will pay to the Landlord within fourteen days of demand the Service Charge payable by the Landlord in accordance with the terms of the Deed of Covenant and will indemnify the Landlord against all liability in respect thereof during the term

9.             INSURANCE

9.1                                 The Landlord shall keep the Property insured against loss or damage by the Insured Risks for the sum which the Landlord acting reasonably considers to be its full reinstatement costs (taking inflation of building costs into account and the appropriate additions for site clearance, professional fees and other incidental expenses and V AT and three years loss of Annual Rent taking account for any review of the Annual Rent which may be due). The Landlord will not be liable to insure any part of the Property installed by the Tenant.

9.2           The Landlord’s obligation to insure is subject to:

(a)                                  any exclusions, limitations, excesses and conditions that may be imposed by the insurers,

(b)                                 insurance being available in the London insurance market on reasonable terms acceptable to the Landlord, acting reasonably and

(c)                                  without prejudice to the generality of paragraph (b), and in relation to Insured Risks resulting from an act of terrorism, the Landlord having (from time to time) extended its insurance cover to damage resulting from any such act.

9.3           The Tenant shall pay to the Landlord within fourteen days of demand:

(a)           the Insurance Rent,

(b)                                 any amount that is deducted or disallowed by the insurers pursuant to any excess provision in the insurance policy, and

(c)                                  the reasonable and proper costs that the Landlord incurs in obtaining a valuation of the Property for insurance purposes provided that the Tenant shall not pay any such costs more than once in any twelve month period unless damage by an Insured Risk occurs requiring revaluation

9.4           The Tenant shall:

(a)                                  give the Landlord notice as soon as reasonably practicable as soon as it has become known to the Tenant any matter occurs that any reasonable insurer or underwriter may treat as material in deciding whether or on what terms to insure or to continue to insure the Property,

(b)                                 not knowingly to do or omit anything as a result of which any policy of insurance of the Estate or any neighbouring property may become void or voidable or otherwise prejudiced, or the payment of any policy money may be withheld, nor (unless the Tenant has previously notified the Landlord and has paid any increased or additional premium) anything as a result of which any increased or additional insurance premium may become payable,

(c)                                  comply at all times with the proper requirements and recommendations of the insurers relating to the Property and the use by the Tenant of the Common Parts,

(d)                                 give the Landlord as soon as reasonably practicable after it has become known to the Tenant immediate notice of the occurrence of any damage or loss relating to the Property arising from an Insured Risk or of any other event that might in the Tenant’s opinion (acting reasonably) affect any insurance policy relating to the Property,

(e)                                  not effect any insurance of the Property (except any plate glass at the Property), but if it becomes entitled to the benefit of any insurance proceeds in respect of the Property (other than in respect of plate glass) pay those proceeds or cause them to be paid to the Landlord, and

(f)                                    pay the Landlord an amount equal to any insurance money that the insurers of the Estate refuse to pay (in relation to the Estate) by reason of any act or omission of the Tenant or any undertenant, their workers, contractors or agents or any person at the Property or the Common Parts with the actual or implied authority of any of them.

9.5           The Landlord shall:

(a)                                  produce to the Tenant on demand a copy of the policy or policies and evidence from the insurers that the last premiums have been paid and that the insurances remain in full force and effect;

(b)                                 use all reasonable endeavours to procure that the insurers waive their right of subrogation against the Tenant or any other lawful occupier of the Premises;

(c)                                  procure that a note of the Tenant’s interest is put on the insurance policy and that the insurance policy contains non-invalidation clauses;

(d)                                 notify the Tenant as soon as reasonably practicable of any change or proposed change in the Insured Risks or in the terms and conditions of the insurance;

(e)                                  procure that the premium rate of the insurance remains reasonably competitive during the term

9.6.                              The Landlord shall use reasonable endeavours to obtain any necessary planning or other consents and as soon as they are obtained use all insurance money received (other than for loss of rent) in connection with any damage to the Property to repair the damage for which the money has been received or (as the case may be) in rebuilding the Property. During the course of such rebuilding the Landlord shall keep the Tenant informed of its progress and such building and reinstatement shall be carried out in a good workmanlike manner using suitable good quality materials of their several kinds and in accordance with all necessary consents and the Landlord shall obtain all collateral warranties as are reasonably obtainable in connection with such rebuilding or reinstatement. The Landlord shall not be obliged to:-

(a)                                  provide accommodation or facilities identical in layout or design so long as accommodation reasonably equivalent to that previously at the property is provided, or

(b)                                 repair or rebuild if the Tenant has failed to pay any of the Insurance Rent to the extent that this affects the Landlords ability to recover under the insurance policy and provided all arrears and interest on it are made good to the Landlord before any reinstatement or rebuilding is commenced, or

(c)                                  repair or rebuild the Property after a notice has been served pursuant to clauses 9.8 and 9.9

9.7                                 If the Property or any part of it is damaged or destroyed by an Insured Risk so as to be unfit for occupation and use or if the Common parts are damaged or destroyed by a risk which the Landlord is obliged to insure so as to make the Property or any part of it inaccessible or unusable then, unless the policy of insurance in relation to the Property or the Common Parts has been vitiated in whole or in part in consequence of any act or omission of the Tenant, any undertenant or their respective workers, contractors or agents or any other person on the Property or the Common Parts with the actual or implied authority of any of them, payment of the Annual Rent, or a fair and reasonable proportion of it according to the nature and extent of the damage, will be suspended until the Property has been reinstated and made fit for occupation and use or the Common Parts have been reinstated so as to make the Property reasonably accessible or useable with the provisions of this Lease (as the case may be), or until the end of three years from the date of damage or destruction, if sooner. If, following material damage to or destruction of the Property, the Landlord reasonably considers that it is impossible or impractical to reinstate the Property, the Landlord may terminate this lease by giving notice to the Tenant. On giving notice this lease will determine but this will be without prejudice to any right or remedy of either party in respect of any breach of the covenants of this lease. Any proceeds of the insurance will belong to the Landlord.

9.9                                 Provided that the Tenant has substantially complied with its material obligations in this clause, the Tenant may terminate this lease by giving notice to the Landlord if, following damage or destruction of the Property by an Insured Risk, the Property has not been reinstated so as to be fit for occupation and use or the Common Parts have not been reinstated so as to make the Property accessible or useable within three years after the date of damage or destruction. On giving this notice this lease will determine but this will be without prejudice to any right or remedy of either party in respect of any breach of the tenant covenants of this lease. Any proceeds of the insurance will belong to the Landlord.

10.           RATES AND TAXES

10.1                           The Tenant shall pay all present and future rates, taxes and other impositions payable in respect of the Property, its use and any works carried out there, other than:

(a)                                  any taxes payable by the Landlord in connection with any dealing with or disposition of the reversion to this lease, or

(b)                                 any taxes, other than V AT and insurance premium tax, payable by the Landlord by reason of the receipt of any of the rents due under this lease.

10.2                           The Tenant shall not make any proposal to alter the rateable value of the Property or that value as it appears on any draft rating list, without the approval of the Landlord.

10.3                           If, after the end of the term, the Landlord loses rating relief (or any similar relief or exemption) because it has been allowed to the Tenant, then the Tenant shall pay the Landlord an amount equal to the relief or exemption that the Landlord has lost.

11.           UTILITIES

11.1                           The Tenant shall pay all costs in connection with the supply and removal of electricity, gas, water, sewerage, telecommunications, data and other services and utilities to or from the Property.

11.2                           The Tenant shall comply with all laws and with any proper requirements and recommendations of the relevant suppliers relating to the use of those services and utilities.

12.           SUBJECTIONS

12.1                           The Tenant shall observe and perform the covenants contained in the registers of title number SYK434970 insofar as they relate to and effect the Property

12.2                           The Tenant shall comply with the Landlord’s obligations contained in the Transfer and Deed of Covenant insofar as they are not obligations of the Landlord in this Lease and all reasonable regulations the Landlord may make from time to time in connection with the use of any of those Service Media, structures or other items.

13.           VAT

13.1                           All sums payable by the Tenant are exclusive of any V AT that may be chargeable. The Tenant shall pay VAT in respect of all taxable supplies made to it in connection with this lease on the due date for making any payment or, if earlier, the date on which that supply is made for VAT purposes.

13.2                           Every obligation on the Tenant under or in connection with this lease to pay, refund or to indemnify the Landlord or any other person any money or against any liability includes an obligation to pay, refund or indemnify against any V AT, or an amount equal to any V AT, chargeable in respect of it.

14.           DEFAULT INTEREST AND INTEREST

14.1                           If any Annual Rent or any other money payable under this lease has not been paid by the date it is due, and in the case of Annual Rent whether it has been formally demanded or not, the Tenant shall pay the Landlord interest at the Default Interest Rate (both before and after any judgment) on that amount for the period from the due date to and including the date of payment.

14.2                           If the Landlord does not demand or accept any Annual Rent or other money due or tendered under this lease because the Landlord reasonably believes that the Tenant is in breach of any of the tenant covenants of this lease, then the Tenant shall, when that amount is accepted by the Landlord, also pay interest at the Interest Rate on that amount for the period from the date the amount (or each part of it) became due until the date it is accepted by the Landlord.

15.           COSTS

15.1                           The Tenant shall pay the costs and expenses of the Landlord including any solicitors’ or other professionals’ costs and expenses (incurred both during and after the end of the term and where acting reasonably) in connection with or in contemplation of :

(a)           the proper enforcement of the tenant covenants of this lease,

(b)                                 serving any notice in connection with this lease under section 146 or 147 of the Law of Property Act 1925 or taking any proceedings under either of those sections, notwithstanding that forfeiture is avoided otherwise than by relief granted by the court,

(c)                                  serving any notice in connection with this lease under section 17 of the Landlord and Tenant (Covenants) Act 1995,

(d)                                 the preparation and service of a Schedule of dilapidations in connection with this lease, and

(e)           any consent or approval applied for under this lease, whether or not it is granted

(f)            the preparation and completion of this lease

15.2                           Where the Tenant is obliged to pay or indemnify the Landlord against any solicitors’ or other professionals’ costs and expenses (whether under this or any other clause of this lease) that obligation extends to those costs and expenses assessed on a full indemnity basis.

16.           COMPENSATION ON VACATING

Any right of the Tenant or anyone deriving title under the Tenant to claim compensation from the Landlord on leaving the Property under the Landlord and Tenant Act 1927 or the Landlord and Tenant Act 1954 is excluded, except to the extent that the legislation prevents that right being excluded.

17.           NO DEDUCTION, COUNTERCLAIM OR SET-OFF

The Annual Rent and all other money due under this lease are to be paid by the Tenant or any guarantor (as the case may be) without deduction, counterclaim or set-off.

18.           REGISTRATION OF THIS LEASE

Promptly following the grant of this lease, the Tenant shall apply to register this lease at HM Land Registry. The Tenant shall ensure that any requisitions raised by HM Land Registry in connection with that application are dealt with promptly and properly. Within one month after completion of the registration, the Tenant shall send the Landlord official copies of its title.

19.           ASSIGNMENTS

19.1                           The Tenant shall not assign the whole of this lease without the consent of the Landlord, such consent not to be unreasonably withheld.

19.2         The Tenant shall not assign part only of this lease.

19.3                           The Landlord and the Tenant agree that for the purposes of section 19(IA) of the Landlord and Tenant Act 1927 the Landlord may give its consent to an assignment subject to all or any of the following conditions:

(a)                                  a condition that the assignor (and any former tenant who because of section 11 of the Landlord and Tenant (Covenants) Act 1995 has not been released from the tenant covenants of this lease) enters into an authorised guarantee agreement which:

(i)            is in respect of all the tenant covenants of this lease,

(ii)                                  is in respect of the period beginning with the date the assignee becomes bound by those covenants and ending on the date when the assignee is released from those covenants by virtue of section 5 of the Landlord and Tenant (Covenants) Act 1995,

(iii)          imposes principal debtor liability on the assignor (and any former tenant),

(iv)                              requires (in the event of a disclaimer of liability of this lease) the assignor (or former tenant as the case may be) to enter into a new tenancy for a term equal to the unexpired residue of the Contractual Term, and

(v)           is otherwise in a form reasonably required by the Landlord,

(b)                                 if the Landlord acting reasonably requires it a condition that a person of standing reasonably acceptable to the Landlord enters into a guarantee and indemnity of the tenant covenants of this lease in the form set out in Schedule 1 (but with such amendments and additions as the Landlord may reasonably require).

19.4                           The Landlord and the Tenant agree that for the purposes of section 19 (1 A) of the Landlord and Tenant Act 1927 the Landlord may refuse its consent to an assignment if any Annual Rent or other ascertainable sum due under this lease is outstanding.

19.5                           Nothing in this clause will prevent)he Landlord from giving consent subject to any other reasonable condition, nor from refusing consent to an assignment in any other circumstance where it is reasonable to do so.

20.           UNDERLETTINGS

20.1                           The Tenant shall not underlet the whole or any part of the Property except in accordance with this clause nor without the consent of the Landlord, such consent not to be unreasonably withheld.

20.2                           The Tenant shall not underlet part only of the Property except the whole of Unit 6A or 6B which form part of the Property

20.3         The Tenant shall not underlet the Property:

(a)                                  together with any property or any right over property that is not included within this lease,

(b)           at a fine or premium nor

(c)                                  allowing any rent free period to the undertenant that exceeds the period as is then usual in the open market in respect of such a letting

20.4                           The Tenant shall not underlet the Property unless, before the underlease is granted, the Tenant has given the Landlord:

(a)                                  a certified copy of the notice served on the undertenant, as required by section 38A(3)(a) of the Landlord and Tenant Act 1954, applying to the tenancy to be created by the underlease; and

(b)                                 a certified copy of the declaration or statutory declaration made by the undertenant in accordance with the requirements of section 38A(3)(b) of the Landlord and Tenant Act 1954.

20.5         Any underletting by the Tenant must be by deed and must include:

(a)                                  an agreement between the Tenant and the undertenant that the provisions of sections 24 to 28 of the Landlord and Tenant Act 1954 are excluded from applying to the tenancy created by the underlease,

(b)                                 the reservation of a rent which is not less than the full open market rental value of the Property at the date the Property is underlet and which is payable at the same times as the Annual Rent under this lease (but this will not prevent an underlease providing for a rent free period of a length permitted by clause 20.3

(c)                                  provisions for the review of rent at the same dates and on the same basis as the review of rent in this lease, unless the term of the underlease does not extend beyond the next Review Date, but for the avoidance of doubt this clause shall not apply to any underlease for a term of less than five years

(d)                                 in the case of an underlease that is not substantively registrable at HM Land Registry, a covenant by the undertenant to remove any notice of the underlease at HM Land Registry within a reasonable period of expiry of the underlease

(e)                                  a covenant by the undertenant, enforceable by and expressed to be enforceable by the Landlord (as superior landlord at the date of grant) and its successors in title in their own right, to observe and perform the tenant covenants in the underlease and any document that is supplemental or collateral to it and the tenant covenants 10 this lease, except the covenants to pay the rents reserved by this lease, and

(f)                                    provisions requiring the consent of the Landlord to be obtained in respect of any matter for which the consent of the Landlord is required under this lease,

and must otherwise be consistent with and include tenant covenants no less onerous (other than as to the Annual Rent) than those in this lease and in a form approved by the Landlord, such approval not to be unreasonably withheld

20.6         In relation to any underlease granted by the Tenant, the Tenant shall:

(a)                                  not vary the terms of the underlease nor accept a surrender of the underlease without the consent of the Landlord, such consent not to be unreasonably withheld,

(b)                                 use reasonable endeavours to enforce the tenant covenants in the underlease and not waive any of them nor allow any reduction in the rent payable under the underlease, and

(c)                                  ensure that in relation to any rent review the revised rent is not agreed without the approval of the Landlord, such approval not to be unreasonably withheld.

21.           SHARING OCCUPATION

The Tenant may share occupation of the Property with any company that is a member of the same group (within the meaning of section 42 of the Landlord and Tenant Act 1954) as the Tenant for as long as that company remains within that group and provided that no relationship of landlord and tenant is established by that arrangement

22.           CHARGING

22.1                           The Tenant shall not charge the whole of this lease except by way of floating charge without the consent of the Landlord, such consent not to be unreasonably withheld.

22.2         The Tenant shall not charge part only of this lease.

23.           PROHIBITION OF OTHER DEALINGS

Except as expressly permitted by this lease, the Tenant shall not assign, underlet, charge, part with possession or share occupation of this lease or the Property or hold the lease on trust for any person (except pending registration of a dealing permitted by this lease at HM Land Registry or by reason only of joint legal ownership).

24.           REGISTRATION AND NOTIFICATION OF DEALINGS AND OCCUPATION

24.1         In this clause a Transaction is:

(a)                                  any dealing with this lease or the devolution or transmission of, or parting with possession of any interest in it, or

(b)                                 the creation of any underlease or other interest out of this lease, or out of any interest, underlease derived from it, and any dealing, devolution or transmission of, or parting with possession of any such interest or underlease, or

(c)           the making of any other arrangement for the occupation of the Property.

24.2                           In respect of every Transaction that is registrable at HM Land Registry, the Tenant shall promptly following completion of the Transaction apply to register it (or procure that the relevant person so applies). The Tenant shall (or shall procure that) any requisitions raised by HM Land Registry in connection with an application to register a Transaction are dealt with promptly and properly. Within [one month] of completion of the registration, the Tenant shall send the Landlord official copies of its title (and where applicable of the undertenant’s title).

24.3         No later than one month after a Transaction the Tenant shall:

(a)           give the Landlord’s solicitors notice of the Transaction, and

(b)                                 deliver two certified copies of any document effecting the Transaction to the Landlord’s solicitors, and

(c)           pay the Landlord’s solicitors a registration fee of £50 plus VAT

24.4                           If the Landlord so requests, the Tenant shall promptly supply the Landlord with full details of the occupiers of the Property and the terms upon which they occupy it.

25.           CLOSURE OF THE REGISTERED TITLE OF THIS LEASE

Within one month after the end of the term (and notwithstanding that the term has ended), the Tenant shall make an application to close the registered title of this lease and shall use reasonable endeavours to ensure that any requisitions raised by HM Land Registry in connection with that application are dealt with promptly and properly; the Tenant shall keep the Landlord informed of the progress and completion of its application.

26.           REPAIRS

26.1         The Tenant shall keep the Property in good repair and condition

26.2                           The Tenant will not be liable to repair the Property to the extent that any disrepair has been caused by an Insured Risk, unless and to the extent that:

(a)                                  the policy of insurance of the Property has been vitiated or any insurance proceeds withheld in consequence of any act or omission of the Tenant, any undertenant or their respective workers, contractors or agents or any person on the Property with the actual or implied authority of any of them; or

(b)                                 the insurance cover in relation to that disrepair is excluded, limited, is unavailable or has not been extended, as mentioned in clause 9.2.

26.3                           The Tenant shall keep the external areas of the Property in a clean and tidy condition and not allow any rubbish or waste to be left there.

26.4.                        The tenant shall clean all windows at the Property as often is as is reasonably necessary and not less than once in every month

27.           DECORATION

27.1                           The Tenant shall decorate the outside of the Property not less than every third anniversary of the term and the inside of the Property not less than every fifth anniversary of the term and also in the last three months before the end of the term but the Tenant shall not be obliged to decorate more than once in any two year period save that the decoration must be carried out in the last three months of the term

27.2                           All decoration must be carried out in a good and proper manner using good quality materials that are appropriate to the Property and the Permitted Use and must include all reasonably appropriate preparatory work.

27.3                           All decoration carried out in the last three months of the term must also be carried out to the satisfaction of the Landlord and using materials, designs and colours approved by the Landlord (such approval not to be unreasonably withheld)

28.           ALTERATIONS

28.1                           The Tenant shall not make any external or structural alteration or addition to the Property and shall not make any opening in any boundary structure of the Property without the consent of the Landlord such consent not to be unreasonably withheld

28.2                           The Tenant shall not install any Service Media on the exterior of the Property nor alter the route of any Service Media at the Property without the consent of the Landlord, such consent not to be unreasonably withheld.

28.3                           The Tenant shall not make any internal, non-structural alteration to the Property without the consent of the Landlord, such consent not to be unreasonably withheld.

29.           SIGNS

29.1         In this clause Signs include signs, fascia, placards, boards, posters and advertisements.

29.2                           The Tenant shall not attach any Signs to the exterior of the Property or display any inside the Property so as to be seen from the outside except Signs of a decent size and number and in a position that are appropriate to the Property and the Permitted Use, without the consent of the Landlord, such consent not to be unreasonably withheld and for the avoidance of doubt the Landlord shall not withhold consent to the placing of the Tenant’s usual trade signs on the exterior of the building on the Property in a size and position to be approved by the Landlord (acting reasonable)

29.3                           Before the end of the term, the Tenant shall remove any Signs placed by it at the Property and shall make good any damage caused to the Property by that removal.

30.           RETURNING THE PROPERTY TO THE LANDLORD

30.1                           At the end of the term the Tenant shall return the Property to the Landlord in the condition required by this lease.

30.2                           If the Landlord gives the Tenant notice no later than three months before the end of the term, the Tenant shall remove items it has fixed to the Property, remove any alterations it has made to the Property and make good any damage caused to the Property by that removal.

30.3                           At the end of the term, the Tenant will remove from the Property all chattels belonging to or used by it.

30.4                           The Tenant irrevocably appoints the Landlord to be the Tenant’s agent to store or dispose of any chattels or items it has fixed to the Property and which have been left by the Tenant on the Property for more than ten working days after the end of the term. The Landlord will not be liable to the Tenant by reason of that storage or disposal. The Tenant will indemnify the Landlord in respect of any claim made by a third party in relation to that storage or disposal.

31.           USE

31.1         The Tenant shall not use the Property for any purpose other than the Permitted Use.

31.2                           The Tenant shall not use the Property for any illegal purpose nor for any purpose or in a manner that would cause loss, damage, injury or nuisance to the Landlord, the other tenants or occupiers of the Lettable Units or any owner or occupier of neighbouring property.

31.3                           The Tenant shall not overload any structural part of the Property nor any machinery or equipment at the Property nor any Service Media at or serving the Property.

32.           MANAGEMENT OF THE ESTATE

32.1                           The Tenant shall observe all reasonable and proper regulations made by Axis 1 Limited and its successors in title from time to time in accordance with the principles of good estate management and notified to the Tenant relating to the use of the Common Parts and the management of the Estate.

32.2                           Nothing in this lease will impose or be deemed to impose any restriction on the use of any other Lettable Unit or any neighbouring property.

33.           COMPLIANCE WITH LAWS

33.1         The Tenant shall comply with all laws relating to:

(a)           the Property and the occupation and use of the Property by the Tenant,

(b)           the use of all Service Media and machinery and equipment at or serving the Property,

(c)           any works carried out at the Property, and

(d)           all materials kept at or disposed from the Property.

33.2                           Without prejudice to any obligation on the Tenant to obtain any consent or approval under this lease, the Tenant shall carry out all works that are required under any law to be carried out at the Property by the occupier.

33.3                           Within five working days within a reasonable period after receipt of any notice or other communication affecting the Property or the Estate (and whether or not served pursuant to any law) the Tenant shall:

(a)           send a copy of the relevant document to the Landlord, and

(b)                                 in so far as it relates to the Property, and does not relate to an obligation of the Landlord in this Lease take all steps necessary to comply with the notice or other communication and take any other action in connection with it as the Landlord may reasonably require.

33.4                           The Tenant shall not apply for planning permission for the Property without the Landlord’s consent not to be unreasonably withheld.

33.5                           The Tenant shall not carry out any works at the Property in respect of which the Construction (Design and Management) Regulations 1994 apply without the consent of the Landlord. Such consent is not to be unreasonably withheld in the case of works in respect of which the Landlord is not otherwise to withhold its consent unreasonably or which the Tenant is obliged to carry out under the terms of this lease.

33.6                           The Tenant shall maintain the health and safety file for the Property in accordance with the Construction (Design and Management) Regulations 1994 and shall give it to the Landlord at the end of the term.

33.7                           As soon as the Tenant becomes aware of any defect in the Property, it shall give the Landlord notice of it. The Tenant shall indemnify the Landlord against any liability under the Defective Premises Act 1972 in relation to the Property by reason of any failure of the Tenant to comply with any of the tenant covenants in this lease.

33.8                           The Tenant shall keep the Property equipped with all fire prevention, detection and fighting machinery and equipment and fire alarms which are required under all relevant laws or required by the insurers of the Property or reasonably recommended by them or reasonably required by the Landlord subject to notification of such requirements and shall keep that machinery, equipment and alarms properly maintained and available for inspection.

34.           ENCROACHMENTS, OBSTRUCTIONS AND ACQUISITION OF RIGHTS

34.1         The Tenant shall not grant any right or licence over the Property to any person.

34.2                           If the Tenant becomes aware that any person makes or attempts to make any encroachment over the Property or takes any action by which a right may be acquired over the Property, the Tenant shall:

(a)           immediately give notice to the Landlord, and

(b)                                 at the Landlords expense take all steps (including any proceedings) the Landlord reasonably requires to prevent or license the continuation of that encroachment or action.

34.3                           The Tenant shall not obstruct the flow of light or air to the Property or any other part of the Estate nor obstruct the Access Road or any other roads forming part of the Estate

34.4                           The Tenant shall not make any acknowledgement that the flow of light or air to the Property or any other part of the Estate or that the means of access to the Property or the Estate is enjoyed with the consent of any third party.

34.5                           If the Tenant becomes aware that any person takes or threatens to take any action to obstruct the flow of light or air to the Property or obstruct the means of access to the Property the Tenant shall:

(a)           immediately notify the Landlord, and

(b)                                 at the Landlord’s expense take all steps (including proceedings) the Landlord reasonably requires to prevent or secure the removal of the obstruction.

35.           REMEDY BREACHES

35.1                           The Landlord may enter the Property to inspect its condition and state of repair and may serve on the Tenant a notice of any breach of any of the tenant covenants in this lease relating to the condition or repair of the Property.

35.2                           If the Tenant has not begun any works or taken all reasonable action required to begin the works needed to remedy that breach within two months following that notice (or if works are required as a matter of emergency, then immediately) or if the Tenant is not carrying out the works with all reasonable speed, then the Landlord may enter the Property and carry out the works needed.

35.3                           The costs incurred by the Landlord in carrying out any works pursuant to this clause (and any professional fees and any VAT in respect of those costs) will be a debt due from the Tenant to the Landlord and payable on demand.

35.4                           Any action taken by the Landlord pursuant to this clause will be without prejudice to the Landlord’s other rights, including those under clause 39

36.           INDEMNITY

The Tenant shall keep the Landlord indemnified against all expenses, costs, claims, damage and loss (including any diminution in the value of the Landlord’s interest in the Estate and loss of amenity of the Estate) arising from any breach of any tenant covenants in this lease, or any act or omission of the Tenant, any undertenant or their respective workers, contractors or agents or any other person on the Property or the Common Parts with the actual or implied authority of any of them.

37.           LANDLORD’S COVENANT FOR QUIET ENJOYMENT

The Landlord covenants with the Tenant, that, so long as the Tenant pays the rents reserved by and complies with its obligations in this lease, the Tenant will have quiet enjoyment of the Property without any lawful interruption by the Landlord or any person claiming under the Landlord.

38.           GUARANTEE AND INDEMNITY

38.1         The provisions of the Schedule apply.

38.2                           For so long as any guarantor remains liable to the Landlord, the Tenant will, if the Landlord requests, procure that that guarantor joins in any consent or approval required under this lease and consents to any variation of the tenant covenants of this Lease

39.           CONDITION FOR RE-ENTRY

39.1         The Landlord may re-enter the Property at any time after any of the following occurs:

(a)                                  any rent is unpaid 21 days after becoming payable and in the case of the Annual Rent whether it has been formally demanded or not,

(b)           any breach of any condition of, or tenant covenant, in this lease,

(c)           where the Tenant or any guarantor is a corporation,

(i)                                     the taking of any step in connection with any voluntary arrangement or any other compromise or arrangement for the benefit of any creditors of the Tenant or guarantor, or

(ii)                                  the making of an application (other than a vexatious application) for an administration order or the making of an administration order in relation to the Tenant or guarantor, or

(iii)                               the giving of any notice of intention to appoint an administrator, or the filing at court of the prescribed documents in connection with the appointment of an administrator, or the appointment of an administrator, in any case in relation to the tenant or the guarantor, or

(iv)                              the appointment of a receiver or manager or an administrative receiver in relation to any property or income of the Tenant or guarantor,

(v)                                 or the commencement of a voluntary winding-up in respect of the Tenant or guarantor, except a winding-up for the purpose of amalgamation or reconstruction of a solvent company in respect of which a statutory declaration of solvency has been filed with the Registrar of Companies, or

(vi)                              the making of a petition (other than a vexatious petition) for a winding-up order or a winding-up order in respect of the Tenant or guarantor; or

(vii)                           the striking-off of the Tenant or guarantor from the Register of Companies or the making of an application for the Tenant or the guarantor to be struck-off; or

(viii)                        the Tenant or guarantor otherwise ceasing to exist,

(d)                                 where the Tenant or any guarantor is an individual:

(i)                                     the taking of any step in connection with any voluntary arrangement or any other compromise or arrangement for the benefit of any creditors of the Tenant or guarantor, or

(ii)                                  the presentation of a petition for a bankruptcy order or the making of a bankruptcy order against the Tenant or guarantor.

39.2                           If the Landlord re-enters the Property pursuant to this clause, this lease will immediately end, but without prejudice to any right or remedy of the Landlord in respect of any breach of covenant by the Tenant or any guarantor.

40.           LIABILITY

40.1                           At any time when the Landlord, the Tenant or a guarantor is more than one person, then in each case those persons will be jointly and severally liable for their respective obligations arising by virtue of this lease. The Landlord may release or compromise the liability of anyone of those persons or grant any time or concession to anyone of them without affecting the liability of any other of them.

40.2                           The obligations of the Tenant and any guarantor arising by virtue of this lease are owed to the Landlord and the obligations of the Landlord are owed to the Tenant.

40.3                           In any case where the facts are or should reasonably be known to the Tenant, the Landlord will not be liable to the Tenant for any failure of the Landlord to perform any landlord covenant in this lease unless and until the Tenant has given the Landlord notice of the facts that give rise to the failure and the Landlord has not remedied the failure within a reasonable time.

41.           ENTIRE AGREEMENT AND EXCLUSION OF REPRESENTATIONS

41.1                           This deed constitutes the entire agreement and understanding of the parties relating to the transaction contemplated by the grant of this deed and supersedes any previous agreement between the parties relating to the transaction.

41.2                           The Tenant acknowledges that in entering into this lease it has not relied on nor will have any remedy in respect of, any statement or representation made by or on behalf of the Landlord .

41.3                           Nothing in this lease constitutes or will constitute a representation or warranty that the Property or the Common Parts may lawfully be used for any purpose allowed by this lease.

41.4         Nothing in this clause shall, however, operate to limit or exclude any liability for fraud.

42.           NOTICES, CONSENTS AND APPROVALS

42.1                           Except where this lease specifically states that a notice need not be in writing, or where notice is given in an emergency, any notice given pursuant to this lease must be in writing.

42.2                           A written notice must be delivered by hand or sent by pre-paid first class post or recorded delivery. A correctly addressed notice sent by pre-paid first class post will be deemed to have been delivered at the time at which it would have been delivered in the normal course of the post.

42.3                           Section 196 of the Law of Property Act 1925 will otherwise apply to notices given under this lease.

42.4                           Where the consent of the Landlord is required under this lease, a consent will only be valid if it is given by deed, unless:

(a)                                  it is given in writing and signed by a person duly authorised on behalf or the Landlord, and

(b)                                 it expressly states that the Landlord waives the requirement for a deed in that particular case.

If a waiver is given, it will not affect the requirement for a deed for any other consent.

42.5                           Where the approval of the Landlord is required under this lease, an approval will only be valid if it is in writing and signed by or on behalf of the Landlord, unless:

(a)           the approval is being given in a case of emergency, or

(b)           this lease expressly states that the approval need not be in writing.

42.6                           If the Landlord gives a consent or approval under this lease, the giving of that consent or approval will not imply that any consent or approval required from a third party has been obtained, nor will it obviate the need to obtain any consent or approval from a third party.

43.           GOVERNING LAW AND JURISDICTION

43.1         This Lease shall be governed by and construed in accordance with the law of England.

43.2                           The Landlord, the Tenant, and any other guarantor irrevocably agree to submit to the exclusive jurisdiction of the courts of England over any claim or matter arising under or in connection with this lease or the legal relationships established by it.

44.           GOVERNING LAW AND JURISDICTION

This lease shall be governed by and construed in accordance with the law of England.

44.           LANDLORD AND TENANT (COVENANTS) ACT 1995

This lease creates a new tenancy for the purposes of the Landlord and Tenant (Covenants) Act 1995.

45.           CONTRACTS WARRANTIES AND DEED OF COVENANT

45.1                           Subject to the Tenant giving the Landlord a full indemnify, as to costs the Landlord will enforce (so far as it is reasonable to do so) any contract or warranty given by any third party in relation to any liability that that third party may have relating to the design and construction of the Property insofar as such liability relates to and affects the obligations of the Tenant under this Lease and the repair reinstatement or replacement of any part of the Property pursuant to this clause shall be considered to be in satisfaction of any obligation of the Tenant under this Lease for the repair and maintenance of the Property

45.2                           The Landlord will use its reasonable endeavours to enforce the performance by Axis 1 Limited of its obligations to provide the Services contained in the Deed of Covenant

46.           LIABILITY UNDER SIPPS

The Landlord are the respective trustees of the SIPPS. The persons comprising the Landlord at the date of this Lease shall not incur any personal liability under this Lease but their liability shall only extend to the assets held for the time being in the individual SIPPS of which they are the Trustees.

 47.          LANDLORDS WORKS

On or before the 31st day of December 2005 the Landlord will carry out the several works specified in Schedule 3 and in carrying out the works the Landlord shall:-

(a)           obtain all consents which the Law requires; and

(b)                                 carry out the works in a good and workmanlike manner in accordance with the specification contained in Schedule 3 diligently accordance with all statutory requirements and codes of practice and British standards and the Construction (Design & Management) Regulations 1994 insofar as they are relevant to such works; and

(c)                                  complete the said works and make good any damage to the Property in the course of the works to the reasonable satisfaction of the Tenant

This document has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

SCHEDULE 1

1.             GUARANTEE AND INDEMNITY

1.1           The Guarantor guarantees to the Landlord that the Tenant will:

(a)                                  pay the rents reserved by this lease and observe and perform the tenant covenants of this lease and that if the Tenant fails to pay any of those rents or to observe or perform any of those tenant covenants, the Guarantor will pay or observe and perform them, and

(b)                                 observe and perform any obligations the Tenant enters into in an authorised guarantee agreement made in respect of this lease (the Authorised Guarantee Agreement) and that if the Tenant fails to do so, the Guarantor will observe and perform those obligations.

1.2                                 The Guarantor covenants with the Landlord as a separate and independent primary obligation to indemnify the Landlord against any failure by the Tenant to pay any of the rents reserved by this lease or any failure to observe or perform any of the tenant covenants of this lease, and

2.                                       GUARANTOR’S LIABILITY

2.1                                 The liability of the Guarantor under paragraphs 1.1 (a) and 1.2will continue until the end of the term, or until the Tenant is released from the tenant covenants of this lease by virtue of the Landlord and Tenant (Covenants) Act 1995, if earlier.

2.2           The liability of the Guarantor will not be affected by:

(a)           any time or indulgence granted by the Landlord to the Tenant, or

(b)                                 any delay or forbearance by the Landlord in enforcing the payment of any of the rents or the observance or performance of any of the tenant covenants of this lease (or the Tenant’s obligations under the Authorised Guarantee Agreement) or in making any demand in respect of any of them, or

(c)                                  any refusal by the Landlord to accept any rent or other payment due under this lease where the Landlord believes that the acceptance of such rent or payment may prejudice its ability to re-enter the Property, or

(d)                                 the Landlord exercising any right or remedy against the Tenant for any failure to pay the rents reserved by this lease or to observe or perform the tenant covenants of this lease (or the Tenant’s obligations under the Authorised Guarantee Agreement), or

(e)                                  the Landlord taking any action or refraining from taking any action in connection with any other security held by the Landlord in respect of the Tenant’s liability to pay the rents reserved by this lease or observe and perform the tenant covenants of the lease (or the Tenant’s obligations under the Authorised Guarantee Agreement) including the release of any such security, or

(f)                                    a release or compromise of the liability of anyone of the persons who is the Guarantor, or the grant of any time or concession to anyone of them, or

(g)                                 any legal limitation or disability on the Tenant or any invalidity or irregularity of any of the tenant covenants of the lease (or the Tenant’s obligations under the Authorised Guarantee Agreement) or any un enforceability of any of them against the Tenant, or

(h)                                 the Tenant being dissolved, or being struck off the register of companies or otherwise ceasing to exist, or, if the Tenant is an individual, by the Tenant dying or becoming incapable of managing its affairs, or

(i)                                     without prejudice to paragraph 4, the disclaimer of the Tenant’s liability under this lease or the forfeiture of this lease, or

(j)                                     the surrender of part of the Property, except that the Guarantor will not be under any liability in relation to the surrendered part in respect of any period after the surrender, or by any other act or omission except an express written release of the Guarantor by the Landlord.

2.3           The liability of each of the persons making up the Guarantor is joint and several.

2.4                                 Any sum payable by the Guarantor will be paid without any deduction, set-off or counter-claim against the Landlord or the Tenant.

3.             VARIATIONS AND SUPPLEMENTAL DOCUMENTS

3.1                                 The Guarantor will, at the request of the Landlord, join in and give its consent to the terms of any consent, approval, variation or other document that may be entered into by the Tenant in connection with this lease (or the Authorised Guarantee Agreement).

3.2                                 Whether or not the Landlord has requested that the Guarantor join in any such document and whether or not the Guarantor has done so, the Guarantor will not be released by any variation of the rents reserved by, or the tenant covenants of, this lease (or the Tenant’s obligations under the Authorised Guarantee Agreement), whether or not the variation is material or prejudicial to the Guarantor and whether or not it is made in any document.

3.3                                 The liability of the Guarantor will apply to the rents reserved by and the tenant covenants of this lease (and the Tenant’s obligations under the Authorised Guarantee Agreement) as varied whether or not:

(a)                                  the variation is material or prejudicial to the Guarantor,

(b)                                 or the variation is made in any document, or

(c)                                  the Guarantor has consented to the variation (except to the extent that the liability of the Guarantor is affected by section 18 of the Landlord and Tenant (Covenants) Act 1995).

4.             GUARANTOR TO TAKE A NEW LEASE OR MAKE PAYMENT

4.1                                 If this lease is forfeited or the liability of the Tenant under this lease is disclaimed and the Landlord gives the Guarantor notice not later than six months after the forfeiture or the Landlord having received notice of the disclaimer, the Guarantor will enter into a new lease of the Property on the terms set out in paragraph 4.2.

4.2                                 The rights and obligations under the new lease will take effect from the date of the forfeiture or disclaimer and the new lease will:

(a)                                  be granted subject to the right of any person to have this lease vested in them by the court and to the terms on which any such order may be made and subject to the rights of any third party existing at the date of the grant,

(b)                                 be for a term that expires at the same date as the end of the Contractual Term of this lease had there been no forfeiture or disclaimer,

(c)                                  reserve as an initial annual rent an amount equal to the Annual Rent on the date of the forfeiture or disclaimer (subject to paragraph 5) and which is subject to review on the same terms and dates provided by this lease, and

(d)                                 otherwise be on the same terms as this lease (as varied if there has been any variation).

4.3                                 The Guarantor will pay the Landlord’s solicitors’ costs and disbursements (on a full indemnity basis) and any V A T in respect of them in relation to the new lease and will execute and deliver to the Landlord a counterpart of the new lease within one month after service of the Landlord’s notice.

4.4                                 The grant of a new lease and its acceptance by the Guarantor will be without prejudice to any other rights which the Landlord may have against the Guarantor or against any other person or in respect of any other security that the Landlord may have in connection with this lease.

4.5                                 The Landlord may, instead of giving the Guarantor notice pursuant to paragraph 4.1 but in the same circumstances and within the same time limit, require the Guarantor to pay an amount equal to six months Annual Rent and the Guarantor will pay that amount on demand.

5.             RENT AT THE DATE OF FORFEITURE OR DISCLAIMER

If at the date of the forfeiture or disclaimer there is a rent review pending under this lease, then the initial annual rent to be reserved by the new lease will be the open market rent of the Property at the relevant Review Date, as determined in accordance with the provisions of this Lease.

6.             PAYMENTS IN GROSS AND RESTRICTIONS ON THE GUARANTOR

6.1                                 The Guarantor shall not claim in competition with the Landlord in any insolvency proceedings or arrangement of the Tenant in respect of any payment made by the Guarantor pursuant to this guarantee and indemnity. If it otherwise receives any money in such proceedings or arrangement, it will hold that money on trust for the Landlord to the extent of its liability to the Landlord.

6.2                                 The Guarantor shall not, without the consent of the Landlord, exercise any right or remedy that it may have (whether against the Tenant or any other person) in respect of any amount paid or other obligation performed by the Guarantor under this guarantee and indemnity unless and until all the obligations of the Guarantor under this guarantee and indemnity have been fully performed.

7.             OTHER SECURITIES

7.1                                 The Guarantor warrants that it has not taken and covenants that it will not take any security from or over the assets of the Tenant in respect of any liability of the Tenant to the Guarantor. If it does take or hold any such security it will hold it for the benefit of the Landlord.

7.2                                 This guarantee and indemnity is in addition to any other security that the Landlord may at any time hold from the Guarantor or the Tenant or any other person in respect of the liability of the Tenant to pay the rents reserved by this lease and to observe and perform the tenant covenants of this lease. It will not merge in or be affected by any other security.

7.3                                 The Guarantor shall not be entitled to claim or participate in any other security held by the Landlord in respect of the liability of the Tenant to pay the rents reserved by this lease or to observe and perform the tenant covenants of this lease .

SCHEDULE 2

SIPP	DEED ESTABLISHING SIPP	TRUSTEES OF SIPP
Raymond Low SIPP	Declaration of Trust dated 4 May 2000 and all deeds supplemental to it made between The Governor and Company of the Bank of Ireland (1) A J Bell (PP) Trustees Limited (2)	Raymond Low and A J Bell (PP) Trustees Limited
Martin Peter Milner SIPP	Declaration of Trust dated 4 May 2000 and all deeds supplemental to it made between The Governor and Company of the Bank of Ireland (1) A J Bell (PP) Trustees Limited (2)	Martin Peter Milner, and A J Bell (PP) Trustees Limited
Carolyn Joy Macmillan SIPP	Declaration of Trust dated 4 May 2000 and all deeds supplemental to it made between The Governor and Company of the Bank of Ireland (1) A J Bell (PP) Trustees Limited (2)	Carolyn Joy MacMillan and A J Bell (PP) Trustees Limited

SCHEDULE 3

LANDLORD’S WORKS

The Landlord will upgrade the electricity supply to the Property by increasing the connection to Unit 6a to 125 KV A and the connection to Unit 6b to 100 KV A and also to provide appropriate duct work installed between Units 6a and 6b in accordance with the attached specification. Brief particulars of the works are appended hereto

HGA/3871/ES

TNS Sheffield - Units 6A & 68 Cable Duct Link

1.0                                 Contractor to carefully excavate trench 650W x 600 deep between Unit 6A &6B

2.0                                 Install 3 no. UPVC smooth bore 150mmØ ducts spaced 100mm and lay on a 50mm bed of sharp sand.

3.0                                 Ducts to have slow bend to terminate within each building. Core drill walls to facilitate this again the 150mm holes to be spaced with 100mm clearance.

4.0                                 Ducts to enter the false floor zone within each building and come complete with draw wires

5.0                                 The ducts shall be sealed at any joint position against ingress of water and where they enter each building

6.0                                 The trench shall be back filled using sifted granular material and the ground level reinstated

Letter from YEDL

Tel: 08450702703

Your Ref:

Our Ref: ENQ719234, QU0715072

Date: 28 June 2005

Mr Bates

Houghton Greenlees & Associates 364

Clevedon Hall Estate Victoria Road

Clevedon

BS21 7SJ

Dear Mr Bates

Electricity Service at Units 6a & 6b Sheffield 35, Churchill Way, Chaplet

Thank you for your enquiry regarding the above site. I have pleasure in enclosing our quotation .

Yorkshire Electricity Distribution plc (YEDL) has appointed Integrated Utility Services Limited (IUS) as its sub-contractor for the provision of new connections to its network.

YEDL Proposals

In line with your application, we shall upgrade the connections to units 6A & 6B to 125 kVA & 100 kV A respectively.

To discuss this quotation in more details, please contact me on 01132415800.

Charges

Cost of Connection Charge

Unit A                    £5012.50

Unit B                     £5012.50

VAT@ 17.5%        £1754.38

Total Charge        £11779.38

To accept this quotation, please complete and return the attached Quotation Acceptance Form, together with your payment or credit/debit card details.

On acceptance, an IUS Project Manager will contact you to make all the necessary arrangements to carry out the work.

Our aim is to give the best possible service and I hope the following information meets your requirements. However, if you are unhappy with any aspect of this quotation, please write to:

YEDL Customer Relations, 161 Gelderd Road, Leeds, LS1 1QZ, your complaint will be thoroughly reviewed.

Yours sincerely

DAVE MILNER

Technical Specification

We shall provide a system of electricity that Three phase, 230/400V volts, alternating current at 50Hz and with a maximum capacity of 125 &100 kVA.

Your wiring installation must be completed and tested in accordance with the British Standard 7671 (lEE Wiring Regulations) and, where a YEDL earth connection is required, the particular requirements for bonding in The Electricity Safety, Quality and Continuity Regulations 2002 must be met.

Your electrical contractor must provide and install suitable over-current protection device next to the agreed service position and suitable conductors to connect to our service.

Conditions

•                                          This quotation is subject to our standard terms and conditions.

•                                          This quotation is open for your acceptance for the next 30 days.

•                                          The provision of this quotation is free of charge, however should your site requirements alter significantly such that a revised or alternative quotation is required, we reserve the right to charge for any additional administrative costs incurred.

•                                          All excavation and reinstatement in public land shall be completed by IUS.

•                                          You shall carry out all civil works on your property including the provision and installation of any ducting and meter cabinets. The only acceptable cable duct is in accordance with the EATS 12-24, co loured black and embossed ‘ELECTRIC CABLE DUCT’. Ducting should be installed at the correct depth and a tile tape installed 75mm above the ducting to meet the safety requirements of the Electricity Safety, Quality and Continuity Regulations 2002.

•                                          All ducts should be laid so that the top of the duct is a depth of 18 inches (450mm) below pathways and 24inches (600mm) under driveways, below the final surface level.

•                                          The site for the meter should be both secure and waterproof before the work can be carried out

•                                          The expected lead-time for us to start on-site works is approximately 6 weeks.

•                                          Before any site works can take place it may be necessary to obtain legal consents or serve highway notices. The time associated with such procedures are largely outside our control and may be in addition to our lead-time.

•                                          We reserve the right to review this quotation if additional costs are incurred as a result of acquiring any consents.

For new connections, you will need to appoint an Energy Supplier. Your Energy Supplier is responsible for new or alterations to your existing metering equipment. Please contact them in advance to discuss your requirements. Failure to do so will result in the energisation of the connection being delayed. We will notify the nominated Supplier of the MPAN number and your details in order to pre-register your supply. This do

If you change your Supplier during the course of the scheme development, then you must notify us of the change.

Signed as a Deed by

RAYMOND LOW

in the presence of:-

Executed as a Deed by

A J BELL (PP) TRUSTEES

LIMITED acting by two Directors/

a Director and its Authorised Signatory

Director

Authorised Signatory

Signed as a Deed by

MARTIN PETER MILNER

in the presence of:-

Signed as a Deed by

CAROLYN JOY MACMILLAN

in the presence of:-